[MID-STATE BANCSHARES LOGO]

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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
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To the Shareholders of Mid-State Bancshares:

NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders of Mid-State Bancshares ("Mid-State") will be held on Thursday, May 16, 2002, at 7:30 p.m., California Time, at the Cliffs Resort, 2757 Shell Beach Road, Shell Beach, California, (the "Meeting") for the following purposes:

1.   Election of Directors. To consider and vote upon a proposal to elect four
     (4) persons to the Board of Directors of Mid-State to serve until the 2005 Annual Meeting of Shareholders and until their successors have been elected and have qualified. The Board of Directors has nominated the following persons for election:

     Robert J. Lagomarsino                       Carrol R. Pruett
      Gregory R. Morris                         William L. Snelling

2. Other Business. To transact any other business which may properly come before the Meeting or any adjournments or postponements thereof.

Only those shareholders of record at the close of business on March 29, 2002, are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof (the "Record Date").

Section 2.11 of the Mid-State bylaws provide for the nomination of directors as follows:

"Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the Corporation by the later of the close of business 21 days prior to any meeting of shareholders called for the election of directors or 10 days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee."

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THAT TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO WE CAN PROVIDE ADEQUATE ACCOMMODATIONS.

                                By order of the Board of Directors

                                /s/ Raymond E. Jones

                                Raymond E. Jones
April 15, 2002                  Secretary

                           [MID-STATE BANCSHARES LOGO]

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                                 PROXY STATEMENT
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This Proxy Statement ("Proxy Statement") is being furnished to shareholders of
Mid-State Bancshares ("Mid-State"), in connection with the solicitation of proxies by the Board of Directors of Mid-State for use at the Annual Meeting of Shareholders of Mid-State (including any adjournments thereof) to be held on May 16, 2002 ("Meeting").

This Proxy Statement relates to the election of four directors for the Board of Directors of Mid-State, and any such other business as may properly come before the Meeting. This Proxy Statement is dated April 15, 2002, and is first being mailed to shareholders of Mid-State on or about April 15, 2002.

Date, Time and Place

The Meeting will be held on Thursday, May 16, 2002, at the Cliffs Resort, 2757 Shell Beach Road, Shell Beach, California, at 7:30 p.m., California Time, and any adjournment or adjournments thereof.

Record Date

The Board has fixed the close of business on March 29, 2002, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting ("Record Date"). Accordingly, only holders of record of shares of Mid-State Common Stock, no par value ("Mid-State Stock") at the close of business on the Record Date will be entitled to vote at the Meeting and any adjournment thereof. As of Record Date, there were 24,093,599 shares of Mid-State Stock outstanding, held by approximately 3,800 shareholders of record.

Proxies and Revocability of Proxies

A proxy card for voting at the Meeting is enclosed with this Proxy Statement. When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not attend the Meeting and does not return the signed proxy card, such holder's shares will not be voted and this will have the effect of a vote "AGAINST" the matters to be voted on at the Meeting. Shareholders are urged to mark the box on the proxy card to indicate how the shares represented by the proxy card are to be voted. If a shareholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted "FOR" the election of the four directors named herein. The proxy card also confers discretionary authority on the individual appointed by the Board named on the proxy card to vote the shares represented thereby on any other matter that is properly presented for action at the Meeting. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Meeting by delivering an instrument of revocation to the secretary of Mid-State, by duly executing and submitting a proxy card bearing a later date, or by appearing at the Meeting and voting in person. The mere presence at the Meeting of the person who has given a proxy will not revoke such proxy.

Costs of Solicitations of Proxies

Mid-State will bear its own costs in connection with this solicitation. It is contemplated that proxies will be solicited principally through the mails, but directors, officers and regular employees of Mid-State, or its banking subsidiary, may solicit proxies (for no additional compensation) by personal interview, telephone, telex, telegram, facsimile or similar means of communication. Although there is no formal agreement to do so, Mid-State may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

Outstanding Securities; Quorum

As of the Record Date, there were issued and outstanding 24,093,599 shares of Mid-State Stock. The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of Mid-State Stock is necessary to constitute a quorum at the Meeting. Abstentions will be counted for purposes of establishing a quorum.

Vote Required

Shareholders are entitled to one vote at the Meeting for each share of Mid-State Stock held of record by them on the Record Date. The candidates receiving the highest number of affirmative votes up to the number of directors to be elected will be elected. Cumulative voting is not permitted under Mid-State's Articles of Incorporation.

As of the Record Date, Mid-State knew of no person who owned more than five percent (5%) of the outstanding shares of Mid-State Stock. As of the Record Date, directors and executive officers(a) of Mid-State beneficially owned an aggregate of 2,078,162 shares of Mid-State Stock (including shares issuable upon exercise of stock options within 60 days of the Record Date), or approximately 8.62% of the outstanding shares of Mid-State Stock.

ELECTION OF DIRECTORS

Mid-State's Bylaws and implementing resolutions provide for Mid-State to have a total of eleven (11) directors. Mid-State has a "Classified" Board of Directors. A "Classified" Board means that the directors are divided into three classes with staggered terms. As a result, four persons will be elected at the Meeting to a term of three years. At subsequent annual meetings of the Mid-State's shareholders, a number of directors will be elected equal to the number of directors with terms expiring at that annual meeting. The directors so elected at these subsequent annual meetings will each be elected for a three-year term.

Set forth below is the slate of directors to be considered for re-election. In the event that any of the nominees should be unable to serve as a director, it is intended that proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

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(a) For purposes of this Proxy Statement, the executive officers are deemed to include the President and Chief Executive Officer, Executive Vice President, and Chief Financial Officer of Mid-State Bancshares and the President and Chief Executive Officer, Executive Vice President and Chief Credit Officer, and Executive Vice President and Chief Financial Officer of Mid-State Bank & Trust, a total of three (3) individuals.

SLATE OF DIRECTORS

[Photo of Robert J. Lagomarsino]
Robert J. Lagomarsino has been a director of Mid-State Bancshares since 2001, when Mid-State Bancshares acquired Americorp, a bank holding company located in Ventura, where he was chairman of the board. Mr. Lagomarsino served 18 years in the United States House of Representatives, where he was a member of the Foreign Relations Committee and Committee on Interior and Insular Affairs. He also served 12 years in the California Senate. He is a graduate of the University of California at Santa Barbara and the Santa Clara University School of Law. He is president of Lagomarsino Minerals and vice president of Lagomarsino's Inc.

[Photo of Gregory R. Morris]
Gregory R. Morris has been a director of Mid-State Bancshares since its formation in 1998 and a director of Mid-State Bank & Trust since 1987. He is president of Morris & Garritano Insurance, an agency he founded in 1964. He is a past director of Insurance Brokers and Agents of the West and president of the San Luis Obispo County chapter of the American Heart Association. He is a graduate of Santa Clara University. Mr. Morris is chairman of Mid-State Bancshares Audit Committee and a member of Mid-State Bancshares Compensation Committee.

[Photo of Carrol R. Pruett]
Carrol R. Pruett is the chairman of the board of Mid-State Bancshares and Mid-State Bank & Trust. He has been a director of Mid-State Bancshares since 1998 and a director of Mid-State Bank & Trust since 1967. He served as president and chief executive officer of Mid-State Bank & Trust for 33 years. He retired from that position in June 2000. He served as president and chief executive officer of Mid-State Bancshares since its formation in 1998 until June 2001 when he retired from that position. A graduate of California Polytechnic State University, San Luis Obispo, he is a past president of the California Bankers Association. He was one of the first inductees into the Pacific Coast Banking School's Hall of Fame. Mr. Pruett is chairman of Mid-State Bancshares Nominating Committee and a member of Mid-State Bank & Trust's Board Loan Committee.

[Photo of William L. Snelling]
William L. Snelling has been a director of Mid-State Bancshares since 1998. He was a founding director of the former Bank of Santa Maria, which merged with Mid-State Bank & Trust in 1998. He is a founder and chairman of the board of California Commercial Spaceport Inc. He earned a master's degree in management from UCLA and a juris doctorate degree from Southwestern University. Mr. Snelling is a member of Mid-State Bancshares Audit Committee and Mid-State Bank & Trust's Board Loan Committee. He is an alternate member of Mid-State Bancshares Compensation Committee.

The following tables set forth certain information, as of March 29, 2002, with respect to the four persons nominated by the Board of Directors for election as directors, the seven continuing directors whose terms do not expire at the Meeting, and Mr. Raymond E. Jones, whose term expires May 16, 2002 and who is not standing for re-election. Mid-State knows of no arrangements, including any pledge by any person of securities of Mid-State, the operation of which may, at a subsequent date, result in a change in control of Mid-State. There are no arrangements or understandings by which any of the directors of Mid-State were selected. There are no family relationships between any of the directors or executive officers.

The following four persons have been nominated for election:

                                                                                                     Common Stock Beneficially
                                                                                                      Owned On March 29, 2002
                                                                                                  ----------------------------------
    Name, Address(1)                                                Year First (2)                                 Percentage of
and Relationship with the                                             Elected or                                       Shares
  Company of Beneficial       Principal Occupation for            Appointed Director                 Number         Outstanding
         Owner                    Past Five Years          Age      Bancshares/Bank    Term(3)     of Shares(4)         (5)
------------------------------------------------------------------------------------------------------------------------------------
Robert J. Lagomarsino        President, Lagomarsino         75      2001/Bancshares     III          148,599           .62%
Director                     Minerals; Vice President,                1993/Bank
                             Lagomarsino's Inc.
------------------------------------------------------------------------------------------------------------------------------------
Gregory R. Morris            President,                     61      1998/Bancshares     III          110,986(6)        .46%
Director                     Morris & Garritano                       1987/Bank
                             Insurance
                             (Insurance Agency)
------------------------------------------------------------------------------------------------------------------------------------
Carrol R. Pruett             Chairman of the Board,         64      1998/Bancshares     III          325,054(7)        1.35%
Chairman of the Board        Mid-State Bancshares and                 1967/Bank
Mid-State Bancshares         Mid-State Bank & Trust.
                             President/Chief Executive
                             Officer of Mid-State Bank
                             & Trust (Retired in 2000)
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William L. Snelling          Business Manager,              70      1998/Bancshares     III          180,293(8)        .75%
Director                     Consultant                                1977/Bank
------------------------------------------------------------------------------------------------------------------------------------

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(1) The address for all persons listed is c/o Mid-State Bancshares, 1026 Grand
Avenue, Arroyo Grande, California 93420.

(2) Service with Mid-State Bancshares, Mid-State Bank & Trust, or a bank, which was acquired by merger by Mid-State Bank & Trust. (3) I-Term expiring in 2003; II-Term expiring in 2004; and III-Term expiring in 2002.

(4) Except as otherwise noted, includes shares held by each person's spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power.

(5) Includes shares of common stock subject to stock option exercisable within 60 days.

(6) Includes 12,000 shares of common stock subject to stock option exercisable within 60 days.

(7) Includes 105,488 shares of common stock subject to stock option exercisable within 60 days.

(8) Includes 12,000 shares of common stock subject to stock option exercisable within 60 days.

OTHER CURRENT DIRECTORS AND EXECUTIVE OFFICERS

                                                                                                     Common Stock Beneficially
                                                                                                      Owned On March 29, 2002
                                                                                                  ----------------------------------
    Name, Address(9)                                                Year First(10)                                  Percentage of
and Relationship with the                                             Elected or                                       Shares
  Company of Beneficial       Principal Occupation for            Appointed Director                  Number         Outstanding
         Owner                    Past Five Years          Age      Bancshares/Bank   Term(11)     of Shares(12)         (13)
------------------------------------------------------------------------------------------------------------------------------------
Gracia B. Bello              Registered Pharmacist          72      1998/Bancshares      II           24,824(14)        .10%
Director                     (Retired)                                1996/Bank
------------------------------------------------------------------------------------------------------------------------------------
Trudi Carey                  Architect, Contractor,         45      2000/Bancshares       I            9,240(15)        .04%
Director                     Real Estate Broker                       2000/Bank
                             The Carey Group, Inc.
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A. J. Diani                  Chairman of the Board,         80      1998/Bancshares      II          187,176(16)        .78%
Director                     A. J. Diani Construction                 1977/Bank
                             Co., Inc., an engineering
                             and construction firm
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Daryl L. Flood               Retired                        68      1998/Bancshares      II          202,114(17)        .84%
Director                                                              1978/Bank
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H. Edward Heron              Vice President,                61      1999/Bancshares       I           41,859(18)        .17%
Director                     Coldwell Banker                          1996/Bank
------------------------------------------------------------------------------------------------------------------------------------
Raymond E. Jones(19)         Retired                                1998/Bancshares
Director                                                    74        1990/Bank         III          125,066(20)        .52%
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James W. Lokey               President/Chief Executive      54      2000/Bancshares       I           86,873(21)        .36%
President/Chief Executive    Officer, Mid-State Bank &                2000/Bank
Officer, Mid-State           Trust 3/1/00 to present and
Bancshares and               Mid-State Bancshares 6/1/01 to
Mid-State Bank & Trust       present; President, Downey
                             Savings in 1997 and 1998
------------------------------------------------------------------------------------------------------------------------------------
Stephen P. Maguire           President, Maguire             51      1999/Bancshares       I          478,051(22)       1.98%
Director                     Investments, Inc.                        1999/Bank
                             (Investment Firm)
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Thomas E. Reese              Chief Credit Officer           57            -               -          107,494(23)        .45%
Executive Vice President     Mid-State Bank & Trust
------------------------------------------------------------------------------------------------------------------------------------
James G. Stathos             Chief Financial Officer,       56            -               -           50,533(24)        .21%
Executive Vice President     Mid-State Bank & Trust and
                             Mid-State Bancshares 1998 to
                             present
------------------------------------------------------------------------------------------------------------------------------------
Directors and Executive                                                                            2,078,162(25)       8.62%
Officers as a group
(14 persons)
------------------------------------------------------------------------------------------------------------------------------------

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(9) The address for all persons listed is c/o Mid-State Bancshares, 1026 Grand
Avenue, Arroyo Grande, California 93420.

(10) Service with Mid-State Bancshares, Mid-State Bank & Trust, or bank which was acquired by merger by Mid-State Bank & Trust.

(11) I-Term expiring in 2003; II-Term expiring in 2004; and III-Term expiring in 2002.

(12) Except as otherwise noted, includes shares held by each person's spouse (except where legally separated) and minor children; shares held by any othe relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power.

(13) Includes shares of common stock subject to stock option exercisable within 60 days.

(14) Includes 12,000 shares of common stock subject to stock option exercisable within 60 days.

(15) Includes 4,000 shares of common stock subject to stock option exercisable within 60 days.

(16) Includes 12,000 shares of common stock subject to stock option exercisable within 60 days.

(17) Includes 12,000 shares of common stock subject to stock option exercisable within 60 days.

(18) Includes 8,000 shares of common stock subject to stock option exercisable within 60 days.

(19) Mr. Jones' term expires May 16, 2002 and he is not standing for re-election.

(20) Includes 12,000 shares of common stock subject to stock option exercisable within 60 days.

(21) Includes 72,413 shares of common stock subject to stock option exercisable within 60 days.

(22) Includes 8,000 shares of common stock subject to stock option exercisable within 60 days.

(23) Includes 47,989 shares of common stock subject to stock option exercisable within 60 days.

(24) Includes 47,989 shares of common stock subject to stock option exercisable within 60 days.

(25) Includes 158,027 shares of common stock owned by the executive officers and shares subject to stock option exercisable within 60 days.

None of the Bank's directors of Mid-State is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

The Board of Directors and Committees

The Audit Committee is composed of Director Morris (Chairman), Carey, Maguire and Snelling. Each member is "independent," as defined by the Nasdaq listing standards. The Audit Committee met five (5) times during 2001. Pursuant to its Charter, the Audit Committee shall be a standing committee of Mid-State appointed annually by the Board of Directors. The Committee will assist the Board in fulfilling its responsibility to the shareholders and depositors relating to the quality and integrity of Mid-State's accounting systems and financial-reporting processes, the identification and assessment of business risks and the adequacy of overall control environment within Mid-State. In so doing, they will: (1) carry out their responsibilities in good faith and in an informed and vigilant manner; (2) review recommendations and reports submitted by the regulatory agencies, the Mid-State's external financial statement auditors, management, and internal audit; (3) routinely report to the Board of Directors, the Committee's activities and all matters of significance, making recommendations for change as deemed advisable; (4) establish and maintain contact with the regulatory agencies, the external financial statement auditors and internal audit to satisfy themselves that: audit coverage is adequate, appropriate programs are maintained, and activities are executed properly; (5) discuss directly with management any issues of concern or interest to the Committee; and (6) employ such resources in the performance of their duties, including access to separate legal counsel and external consultants, as the Committee deems necessary. A copy of the Audit Committee's Report for the year ended December 31, 2001 is attached as Exhibit A to this Proxy Statement.

Mid-State has a standing Nominating Committee of which Directors Pruett (Chairman), Bello, Flood and Heron are members. During the year ended December 31, 2001, the Nominating Committee held a total of one (1) meeting. The Committee reviews information assembled for the purpose of selecting candidates for nomination to membership on the Board. Following appropriate investigations, it ascertains the willingness of selected candidates to serve and extends on behalf of the Board, invitations to become candidates. Its recommendations are presented to the Board at regularly scheduled meetings.

The Board also has a standing Compensation Committee of which Diani (Chairman), Bello, Heron, Morris and Snelling (Alternate) are members. The primary function of the Compensation Committee, which met four (4) times during 2001, is to establish proper compensation ranges for officers and employees, delegate certain authority to management regarding salary procedure, and determine salaries for Mid-State officers depending upon experience, performance and contribution to the success of Mid-State. A copy of the Compensation Committee's Report for the year ended December 31, 2001 is attached as Exhibit B to this Proxy Statement.

During the fiscal year ended December 31, 2001, the Board of Directors of Mid-State held a total of sixteen (16) meetings. All of the persons who were directors during 2001, attended at least 75% of the aggregate of, 1) the total number of such meetings, and 2) the total number of meetings held by all committees of the Board on which such director served during 2001.

Executive Compensation

The Board of Directors establishes the compensation awarded to the Executive Officers, and determines the salaries of those executive officers based upon their experience, performance, and contribution to the success of Mid-State. The following table sets forth the aggregate compensation for services in all capacities paid or accrued by Mid-State or its banking subsidiary to the five most highly compensated persons who earned more than $100,000.00 in total salary and bonus during 2001.

                           Summary Compensation Table

                             Annual Compensation                     Long-Term Compensation
                             -------------------                     ----------------------
                                                               Other Annual Restricted  # of Stock                All Other
Name of Officer and                                            Compensation    Stock     Options/      LT1P      Compensation
Principal Position     Year        Salary            Bonus         (26)        Awards      SAR'S      Payouts        (27)
------------------------------------------------------------------------------------------------------------------------------------
James W. Lokey         2001    $300,000.00(28)   $169,800.00(30)   $0.00       $0.00      62,069       $0.00     $ 52,264.84
President, Chief       2000    $250,000.00(29)   $250,000.00(31)   $0.00       $0.00     150,000       $0.00     $ 51,919.60
Executive Officer      1999    $      0.00       $      0.00       $0.00       $0.00           0       $0.00     $      0.00
------------------------------------------------------------------------------------------------------------------------------------
Thomas E. Reese        2001    $172,003.46(32)   $ 99,044.35(35)   $0.00       $0.00      24,138       $0.00     $ 17,464.24
Executive Vice         2000    $163,298.00(33)   $      0.00       $0.00       $0.00           0       $0.00     $221,488.15(36)
President/Chief        1999    $148,451.00(34)   $      0.00       $0.00       $0.00      50,000       $0.00     $213,571.33(37)
Credit Officer
------------------------------------------------------------------------------------------------------------------------------------
James G. Stathos       2001    $174,128.00(38)   $ 99,268.80(41)   $0.00       $0.00      24,138       $0.00     $ 16,532.94
Executive Vice         2000    $163,601.18(39)   $      0.00       $0.00       $0.00           0       $0.00     $221,521.81(42)
President/Chief        1999    $148,452.00(40)   $      0.00       $0.00       $0.00      50,000       $0.00     $205,323.22(43)
Financial Officer
------------------------------------------------------------------------------------------------------------------------------------
Steven L. Harding      2001    $147,650.98(44)   $ 20,827.44       $0.00       $0.00           0       $0.00     $ 16,274.09
Senior Vice            2000    $113,229.93(45)   $  7,743.90       $0.00       $0.00           0       $0.00     $ 13,852.12
President/Corporate    1999    $ 99,595.08(46)   $      0.00       $0.00       $0.00           0       $0.00     $ 10,457.13
Banking Manager
------------------------------------------------------------------------------------------------------------------------------------
Leslie Sevier          2001    $188,808.23(47)   $      0.00         $0        $0.00           0       $0.00     $ 13,009.79
Mortgage Loan          2000    $165,375.22(48)   $      0.00         $0        $0.00           0       $0.00     $ 15,490.50
Officer                1999    $126,037.17(49)   $      0.00         $0        $0.00           0       $0.00     $ 23,315.65
------------------------------------------------------------------------------------------------------------------------------------

----------
(26) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000.00 or 10% of each officer's total annual salary and bonus.

(27) Includes Mid-State contribution to defined contribution plans (qualified and non-qualified, and whether or not vested).

(28) Includes $10,500.00 accrued in 2001 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(29) Includes $10,500.00 accrued in 2000 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(30) Bonus accrued in 2001 but payment deferred until 2002.

(31) Bonus accrued in 2000 but payment deferred until 2001.

(32) Includes $10,500.00 accrued in 2001 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(33) Includes $10,500.00 accrued in 2000 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(34) Includes $10,000.00 accrued in 1999 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(35) Bonus accrued in 2001 but payment deferred until 2002.

(36) Includes 2000 Deferred Compensation Contribution of $205,000.00.

(37) Includes 1999 Deferred Compensation Contribution of $207,490.00.

(38) Includes $10,500.00 accrued in 2001 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan")..

(39) Includes $10,000.00 accrued in 2000 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(40) Includes $10,000.00 accrued in 1999 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(41) Bonus accrued in 2001 but payment deferred until 2002.

(42) Includes 2000 Deferred Compensation Contribution of $205,000.00.

(43) Includes 1999 Deferred Compensation Contribution of $189,053.33.

(44) Includes $9,898.51 accrued in 2001 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(45) Includes $7,258.43 accrued in 2000 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(46) Includes $5,975.70 accrued in 1999 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(47) Salary is commissioned and, as a result, fluctuates depending on market conditions and volume, and includes $10,500.00 accrued in 2001 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(48) Salary is commissioned and, as a result, fluctuates depending on market conditions and volume, and includes $10,500.00 accrued in 2000 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

(49) Salary is commissioned and, as a result, fluctuates depending on market conditions and volume, and includes $10,000.00 accrued in 1999 but deferred pursuant to Mid-State's 401(k) Plan (see "Profit Sharing 401(k) Plan").

Stock Options

Mid-State's 1996 Stock Option Plan (the "Stock Option Plan"), is intended to advance the interests of Mid-State by encouraging stock ownership on the part of key employees and non-employee directors. As of March 29, 2002, Mid-State had options outstanding to purchase a total of 1,969,196 shares of its Common Stock under the Stock Option Plan and 744,527 shares available for grant. Options granted under the Plan become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options become fully exercisable upon the sale, merger or consolidation of Mid-State in which Mid-State is not the survivor notwithstanding the vesting provisions under the Plan. Options granted under the Plan are adjusted to protect against dilution in the event of certain changes in Mid-State's capitalization, including stock splits and stock dividends. All options granted have an exercise price equal to the fair market value of Mid-State Stock on the date of grant.

Option Grants in 2001

Options granted during 2001 under the Stock Option Plan to any of the officers set forth in the preceding table are as follows:

                            Individual Grants in 2001

                                                    Percent of
                            Number of              Total Options          Exercise or
                      Securities Underlying          Granted to            Base Price          Expiration
    Name                 Options Granted          Employees in 2001          ($/Sh)               Date
-----------------------------------------------------------------------------------------------------------
James W. Lokey               62,069                    14.8%                 $14.50             03/21/11
-----------------------------------------------------------------------------------------------------------
Thomas E. Reese              24,138                     5.7%                 $14.50             03/21/11
-----------------------------------------------------------------------------------------------------------
James G. Stathos             24,138                     5.7%                 $14.50             03/21/11
-----------------------------------------------------------------------------------------------------------
Steven L. Harding                 0                       0%                  $0.00                    0
-----------------------------------------------------------------------------------------------------------
Leslie Sevier                     0                       0%                  $0.00                    0
-----------------------------------------------------------------------------------------------------------

Option/SAR Exercises and Year-End Value Table

The following table furnishes certain information regarding unexercised stock options outstanding and stock options exercised under the Stock Option Plan for the officers set forth in the Compensation Table:

    Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End
                                Option/SAR Value

                                                            Number of Securities
                              Shares                       Underlying Unexercised                 Value of
                             Acquired                      Options/SARs at FY-End        In-the-Money Options/SARs
                                on           Value         Options/SARs at FY-End                  FY-End
     Name                    Exercise       Realized      Exercisable/Unexercisable    Exercisable/Unexercisable(50)
--------------------------------------------------------------------------------------------------------------------
James W. Lokey                  0              0             72,413 Exercisable/                $158,895.14/
                                                            192,597 Unexercisable               $293,587.68
--------------------------------------------------------------------------------------------------------------------
Thomas E. Reese                 0              0             47,898 Exercisable/                $139,673.67/
                                                             57,311 Unexercisable               $ 40,613.58
--------------------------------------------------------------------------------------------------------------------
James G. Stathos                0              0             47,989 Exercisable/                $139,673.67/
                                                             77,899 Unexercisable               $ 40,613.58
--------------------------------------------------------------------------------------------------------------------
Steven L. Harding               0              0              8,458 Exercisable/                $ 33,697.93/
                                                              4,000 Unexercisable               $  5,120.00
--------------------------------------------------------------------------------------------------------------------
Leslie Sevier                   0              0                  0 Exercisable/                $      0.00/
                                                                  0 Unexercisable               $      0.00
--------------------------------------------------------------------------------------------------------------------

Profit Sharing/401(k) Plan

Mid-State offers a combined Profit Sharing and 401(k) Plan to all of its eligible employees, and those of its banking subsidiary ("Plan"). Eligible employees may participate in the Plan at the next entry date following 90 days of service. Employer contributions to the Profit Sharing and 401(k) Plan are vested on a five-year vesting schedule at 20% per year.

Contributions to the Profit Sharing portion of the Plan ("Profit Sharing Plan") are made entirely by Mid-State. Each year the Board of Directors, in its discretion, decides how much money, if any, will be contributed to the Plan depending on the amount of Mid-State's profits for the year. Mid-State's contribution to the Profit Sharing Plan is allocated among all eligible employees based on eligible pay. Employees must be actively employed at the end of the calendar year in order to receive the profit sharing contribution. No amounts are accrued or set aside for the account of non-employee directors. Mid-State contributed approximately $1,504,145.00 to the Profit Sharing Plan for the year ending December 31, 2001.

----------
(50) Unexercisable stock options represent those options granted, but not yet fully vested. Exercisable stock options represent the fully vested portion. Stock options vest at the rate of 20% per year from date of grant. Value of options has been determined by multiplying number of shares by the difference between the closing price on December 31, 2001 of $16.28 per share, and the respective exercise price per share.

Under the 401(k) portion of the Plan ("401(k) Plan"), each covered employee can make voluntary contributions to his or her account in an amount up to fifteen percent (15%) of his or her base salary; such contributions vest immediately when made. Mid-State makes a contribution to the employee's account in an amount equal to fifty percent (50%) of the employee's contributions, up to a maximum of six percent (6%) of the employee's salary. For the year ended December 31, 2001, Mid-State contributed approximately $559,855.00 to the 401(k) Plan.

Change in Control Agreements

Mid-State entered into amended "change in control" agreements with Messrs. Lokey, Reese, Stathos, and Harding as of January 9, 2002. Each of the agreements for Messrs. Lokey, Reese and Stathos provides that, if a person who has acquired control of Mid-State terminates the officer within 36 months after such change in control other than for cause, disability or retirement (as such terms are defined in the agreement) or if, within 36 months of such a change in control, the officer terminates the agreement for good reason (as defined in the agreement), the officer will receive (i) a lump sum severance payment equal to three times his annual salary and bonus, (ii) continued benefits under all insured and self-insured employee welfare benefit plans for a period ending on the earliest of (A) three (3) years, (B) the commencement date of equivalent benefits from a new employer or (C) the officer's normal retirement date under the terms of such plans, and (iii) in the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code, as amended (the "Code")), to the officer or for his benefit paid or payable or distributed or distributable pursuant to the terms of the agreement or otherwise in connection with, or arising out of, his employment with Mid-State Bank & Trust or a change in control (including accelerated exercise of any stock options) (any such payment or benefit being a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the officer with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the officer will be entitled to receive an additional payment in an amount equal to (y) the total Excise Tax imposed on the officer as a result of such Payments as well as (z) the total presumed federal and state taxes due on such Excise Tax reimbursement. In general, a "change in control" includes a change in the majority of directors as a result of an election contest, an acquisition of 25% of the outstanding shares, a merger, consolidation, sale of substantially all the assets, a change in the majority of directors over a two (2) year period as well as any other transfer, voluntarily or by hostile takeover or proxy contest, operation of law or otherwise, of control of Mid-State or Mid-State Bank & Trust.

Mr. Harding's change in control agreement is issued under the same terms and conditions with the exception that, if a person who has acquired control of Mid-State terminates him within 24 months after such change in control he will receive a lump sum severance payment equal to two times his annual salary and bonus (as such terms are defined in the agreement).

Mr. Reese's change in control agreement will terminate upon his retirement on May 1, 2002 and it is not currently anticipated that any payments will be due thereunder.

Incentive Compensation Plan

In the first quarter of 2001, the Board of Directors approved an annual Incentive Plan for the executive officers. The objective of the Incentive Plan is to provide competitive compensation, warranted by performance, and aid in motivating and retaining key executives. During 2001, Messrs. Lokey, Reese and Stathos were eligible for participation in the Incentive Plan and their respective compensation is set forth in the preceding Summary Compensation Table.

Compensation of Directors

The Chairman of the Board received $2,500.00 per month and non-officer directors received $2,000.00 per month for their service as directors and attendance at Board meetings of which $1,000.00 was a monthly retainer payment. If they did not attend a scheduled meeting, the director only received a $1,000.00 retainer fee. Directors receive payment for various committee meetings attended in the amount of $300.00 per meeting. Each Committee chairman receives a payment of $450.00 per meeting attended. The total amount of fees paid to directors for attendance at Board and Committee meetings during 2001 was $363,650.00. During 2001, Chairman Pruett received a stock option grant under the Stock Option Plan to purchase 100,000 shares of Mid-State Stock. The options were granted at an exercise price of $16.6250 per share, fully vested in five (5) years, and are exercisable for ten (10) years.

Performance Graph

The following table and graph display six (6) year comparative total return performance information for Mid-State Stock, the Standard and Poors 500 Index (S&P 500), and NASDAQ Bank Index. The information is prepared assuming $100.00 is invested in each of the three (3) potential investments, six (6) years ago. The performance information takes into account dividends paid and the price appreciation or depreciation of the stock(s). It should be noted that historical performance information is no guarantee of future performance.

--------------------------------------------------------------------------------
                              Mid-State Bancshares
--------------------------------------------------------------------------------

[THE FOLLOWING INFORMATION WAS ALSO REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                                            Period Ending
                               ----------------------------------------------------------------------
Index                          12/31/96     12/31/97    12/31/98    12/31/99    12/31/00     12/31/01
-----------------------------------------------------------------------------------------------------
Mid-State Bancshares             100.00       194.92      204.10      236.31      269.41       252.90
S&P 500                          100.00       133.37      171.44      207.52      188.62       166.22
NASDAQ Bank Index*               100.00       167.41      166.33      159.89      182.38       197.44

Transactions with Management and Others

There have been no transactions, or series of similar transactions, during 2001, or any currently proposed transaction, or series of similar transactions, to which Mid-State or its wholly owned bank subsidiary was or is to be a party, in which the amount involved exceeded or will exceed $60,000.00 and in which any director (or nominee for director) of Mid-State, executive officer of Mid-State, any shareholder owning of record or beneficially 5% or more of Mid-State Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

Some of the current directors and executive officers of Mid-State and the companies with which they are associated have been customers of, and have had banking transactions with Mid-State, in the ordinary course of Mid-State's business, and Mid-State expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons of similar creditworthiness, and in the opinion of management of Mid-State, have not involved more than the normal risk of repayment or presented any other unfavorable features.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires Mid-State's directors, executive officers and ten percent (10%) or more shareholders of Mid-State's equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of Mid-State's equity securities. Officers, directors and ten percent (10%) or more shareholders are required by SEC regulations to furnish Mid-State with copies of all Section 16(a) forms they file. To Mid-State's knowledge, based solely on review of the copies of such reports furnished to Mid-State and written representations that no other reports were required, during the fiscal year ended December 31, 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of ten percent (10%) or more of Mid-State's equity securities appear to have been met.

Relationship with Independent Public Accountants

Mid-State has not yet selected its independent public accountants for the fiscal year ending December 31, 2002 but intends to do so later this year. Arthur Andersen, LLP audited Mid-State's financial statements for the year ended December 31, 2001 and have been Mid-State's accountants since 1979. It is anticipated that a representative of Arthur Andersen, LLP will be present at the Meeting and will be available to respond to appropriate questions from shareholders regarding Mid-State's financial statements. All professional services rendered by Arthur Andersen LLP during 2001 were furnished at customary rates and terms.

Fees Paid to the Independent Auditors

For 2001, the Audit Committee considered and deemed the services provided by Arthur Andersen LLP, the Mid-State's independent auditor, compatible with maintaining the principle accountant's independence. During the fiscal year ended December 31, 2001, fees paid to Arthur Andersen LLP consisted of the following:

External Audit Fees

Audit fees billed to Mid-State by Arthur Andersen LLP during 2001 for review of Mid-State's annual financial statements and those financial statements included in quarterly reports on Form 10-Q totaled $240,000.00.

Audit Related Fees

Fees billed to Mid-State by Arthur Andersen LLP during 2001 for internal audits conducted totaled $375,000.00, plus $71,500.00 for other audit related services.

Financial Information Systems Design and Implementation Fees

Arthur Andersen LLP did not bill Mid-State for any fees related to financial information systems design and implementation during 2001.

All Other Fees

Fees billed to Mid-State by Arthur Andersen LLP during 2002 for all other non-audit services including tax related services totaled $351,000.00.

PROPOSALS OF SHAREHOLDERS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the Proxy Statement for Mid-State's 2003 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 20, 2002 in a form that complies with applicable regulations.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Mid-State's Annual Report to Shareholders containing audited financial statements and its Annual Report on Form 10-K is included in this mailing to shareholders.

OTHER MATTERS

Mid-State does not know of any other matters than that described in this Proxy Statement which will be presented for consideration at the Meeting. If any other matter properly comes before the respective meetings or any and all adjournments or postponements thereof, the proxy holders named on the accompanying proxies will vote the shares requested by such proxies in accordance with their best judgement and as in accordance with said proxies.

                                      MID-STATE BANCSHARES

                                      /s/ Raymond E. Jones

Arroyo Grande, California             By: Raymond E. Jones
April 15, 2002                        Secretary

                                   EXHIBIT "A"
                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee ("Committee") of the Board of Directors is composed of four independent directors. The members of the Committee are: Directors Morris (Chairman), Carey, Maguire and Snelling.

The Committee held five (5) meetings during 2001. During the course of the year, the Committee reviewed its Charter, which was accepted by the Board of Directors without change.

The Committee oversees the financial reporting process for Mid-State Bancshares ("Mid-State") on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the Annual Report and Form 10-K.

In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Committee has discussed with the independent auditors their independence from Mid-State and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by Mid-State, and the selection of Mid-State's independent auditors.

Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Signed and adopted by the Audit Committee this 29th day of March, 2002.


/s/ GREGORY R. MORRIS                 /s/ STEPHEN P. MAGUIRE
-------------------------             ------------------------------
Committee Chairman                    Director/Committee Member

/s/ TRUDI G. CAREY                    /s/ WILLIAM L. SNELLING
-------------------------             ------------------------------
Director/Committee Member             Director/Committee Member

                                   EXHIBIT "B"
                      REPORT OF THE COMPENSATION COMMITTEE
                     MID-STATE BANCSHARES AND MID-STATE BANK

The goals of the Mid-State Executive Compensation Program are to attract and retain higher caliber executives, provide compensation in a cost efficient manner, encourage executive ownership of Mid-State common stock and motivate executives to maximize returns to shareholders, both annually and over the long-term.

The philosophy of the Program is to provide a total reward program that supports achievement of Mid-State's goals and objectives and provides total compensation that is competitive in relation to that provided by comparable financial institutions.

Compensation for Mid-State's executive officers includes the following components:

o Salary - The principal objective of the salary program is to maintain salaries that are targeted at the 75th percentile of the market for comparable positions in similarly sized financial institutions.

o Annual incentives - Annual incentives are designed to reward principally for overall annual Bank performance and provide total cash compensation that is targeted at the 75th percentile of the market when warranted by performance, and

o Long-term incentives - The principal objective of the long-term stock-based incentive program is to align the financial interests of executives with those of shareholders, provide incentive for executive ownership of Mid-State common stock, support the achievement of long-term financial objectives, and provide for long-term incentive reward and capital accumulation opportunities.

o Benefits - The principal objectives of the benefits program provided for executives are to provide attractive benefits to retain key executives and provide financial planning opportunities to facilitate tax and estate planning.

CEO Compensation

Mr. Carrol R. Pruett performed in the capacity of President and Chief Executive Officer of Mid-State Bancshares until June 2001. At that point, Mr. James W. Lokey was appointed to the position along with his responsibilities as President and Chief Executive Officer of Mid-State Bank & Trust. Mr. Lokey's compensation was developed in compliance with the Compensation Policy described above. In setting the compensation for the CEO, the Compensation Committee made an overall assessment of Mr. Lokey's leadership in achieving Mid-State's long-term strategic and business goals, along with consideration of the competitive business environment.

/s/ A. J. DIANI                         /s/ GREGORY R. MORRIS
-------------------------------         ----------------------------------------
Committee Chairman                      Director/Committee Member

/s/ GRACIA B. BELLO                     /s/ WILLIAM L. SNELLING
-------------------------------         ----------------------------------------
Director/Committee Member               Director/Alternate Committee Member

/s/ H. EDWARD HERON
-------------------------------
Director/Committee Member

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

                                                                 Please mark
                                                               your votes as
                                                                indicated in |X|
                                                                this example

                                                                   FOR
1. ELECTION OF DIRECTORS. To elect the following               all nominees           WITHHOLD
   four (4) persons to the Board of Directors of             listed to the left       AUTHORITY
   Mid-State to serve for a three (3) year term and until       (except as         to vote for all
   their successors are elected and have qualified:            marked to the       nominees listed
                                                                 contrary)           to the left
   01 Robert J. Lagomarsino                                         |_|                  |_|
   02 Gregory R. Morris
   03 Carrol R. Pruett
   04 William L. Snelling

A shareholder may withhold authority to vote for any nominee by lining through or otherwise striking out the name of such nominee.

2. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting, Proxy Statement and Annual Report that accompanies this proxy and ratifies all lawful actions taken by the above named proxies.

I (We) will |_|       will not |_|

attend the Annual meeting in person.

Signature                      Signature                           Date
         ----------------------         --------------------------     ---------

NOTE: Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\

                     REVOCABLE PROXY o MID-STATE BANCSHARES

                  ANNUAL MEETING OF SHAREHOLDERS - MAY 16, 2002

     The designated shareholder(s) of Mid-State Bancshares ("Mid-State") hereby appoints, constitutes and nominates James W. Lokey, Raymond E. Jones and James
G. Stathos, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of Mid-State which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Cliffs Resort, 2757 Shell Beach Road, Shell Beach, California on Thursday, May 16, 2002 at 7:30 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as indicated on the reverse side hereof.

     This proxy confers authority and shall be voted in accordance with the recommendation of the Board of Directors unless a contrary instruction is indicated, in which case the proxy shall be voted in accordance with instructions. If no instruction is specified, the shares represented by the proxy will be voted in favor of the proposals listed on this proxy. In all other matters, if any, properly presented at the annual meeting, the proxy shall be in accordance with the judgement of the proxy holders. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to use.

--------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\